UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Greenwich Office Park
1st Floor
 Greenwich, Connecticut, United States 06831
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On April 17, 2023, Sphere 3D Corp. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Company issued to an institutional accredited investor, LDA Capital Limited (the "Investor"), a Senior Convertible Promissory Note having an aggregate principal amount of $1,000,000 (the "Note") and a Common Share Purchase Warrant (the "Warrant") to purchase up to 3,191,489 common shares of the Company (the "Warrant Shares"). Per the terms of the Purchase Agreement, the Company was tendered an initial $1,000,000 (less 3.50% which was payable to the Investor as a commitment fee) on April 18, 2023 (the "Closing Date"), with an additional tranche of up to $2,000,000 (the "Second Tranche") to be provided to the Company, subject to certain conditions precedent, within five business days of the date on which an effective registration statement is filed to cover the resale of the Conversion Shares (as defined below) and the Warrant Shares. Upon receipt of the Second Tranche, the Company shall issue an additional Senior Convertible Promissory Note with a principal amount equal to the amount of the Second Tranche, and a Common Share Purchase Warrant.

The Note matures 24 months after issuance, bears interest at a rate of 7.5% per annum and is convertible into the Company's common shares (the "Conversion Shares"), at the Investor's election, at an initial conversion price equal to the lesser of (i) $0.2976 per share, or (ii) 85% of the VWAPS (as defined in the Note) during the five trading days prior to delivery of a conversion notice by the Investor, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances. Commencing on the date that is twelve months from the date of issuance, the Company is required to pay the Investor back the amount of the outstanding principal in twelve consecutive monthly installments. The Company may prepay all, but not less than all, of the then outstanding principal amount of the Note plus an additional prepayment amount equal to the lesser of (i) the total amount of interest that would have been payable in respect of initial principal amount under the Note from the issuance date through (A) its original maturity date or (B) if the date of applicable prepayment is prior to the date that is 120 days from the issuance date, the date that is twelve months from the issuance date, and (ii) the amount of interest that would have been payable in respect of initial principal amount under the Note from the date of the applicable prepayment through (A) its original maturity date or (B) if the date of applicable prepayment is prior to the date that is 120 days from the issuance date, the date that is twelve months from the issuance date, at any time prior to the maturity date. The Note contains a number of customary events of default. Additionally, the Note is secured by certain of the miners owned by the Company, pursuant to a security agreement between the Company and the Investor dated as of April 17, 2023.

The Warrant is exercisable at an initial exercise price of $0.47 per share for a term ending on the 3-year anniversary of the date of issuance. On the date that is six months from the date of issuance of the Warrant, the exercise price will be adjusted to the lower of (i) $0.47, and (ii) a price equal to 110% of the average of the VWAPS (as defined in the Warrant) of the Company's common shares over five (5) trading days preceding such date. Additionally, the exercise price of the Warrant is subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

Pursuant to the terms of the Purchase Agreement, the Company will reserve for issuance 200% of the maximum aggregate number of common shares as are issuable upon repayment or conversion in full of the Note and exercise in full of the Warrant at any time.

In addition to the forgoing, if at any time prior to the twelve-month anniversary of the closing of the Second Tranche, or if there is no closing of the Second Tranche, the Closing Date, the Company proposes to enter into any debt financing, the Company shall first offer the Investor the opportunity to provide 100% of such financing. The Company agreed not to enter into any Prohibited Transactions (as defined in the Purchase Agreement) without the Investor's prior written consent, until the later of (a) thirty (30) days after such time as the Note has been repaid in full, as applicable, and/or have been converted into common shares of the Company's and (b) the date on which the Investor ceases to hold any common shares of the Company or have the right to acquire any common shares of the Company pursuant to the Note. Additionally, the Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its subsidiaries, without the prior written consent of the Note holders, to incur certain amounts of additional indebtedness, repay outstanding indebtedness, create or permit liens on assets, or conduct certain debt or equity financings.

Pursuant to each of the Note and the Warrant, the Investor cannot effect the conversion of the Note or exercise of the Warrant, to the extent such exercise or conversion would cause the Investor (together with any of Investor's affiliates) to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder) of a number of common shares or other securities of a class that is registered under the Exchange Act which exceeds 4.99% (the "Maximum Percentage"), which such Maximum Percentage may be increased to 9.99% pursuant to the terms of the Note and Warrant.

In connection with the Purchase Agreement, the Company also has agreed to file a registration statement (a "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register the resale of the Conversion Shares and the Warrant Shares by no later than 60 days following the Closing Date, or 90 days following the Closing Date if the Company receives comments from the Commission in respect of the Registration Statement.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder in connection with the issuance and sale of the Note, the Conversion Shares, the Warrant, and the Warrant Shares. The offer and sale of the Note, the Conversion Shares, the Warrant, and the Warrant Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act, and in each case in compliance with applicable state securities laws.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, the Note, and the Warrant, copies of which are attached as exhibits to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company's press release announcing the transaction with the Investor is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any of the Company's filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement by and between the Company and LDA Capital Limited, dated April 17, 2023
10.2	Senior Convertible Promissory Note issued by the Company to LDA Capital Limited on April 17, 2023.
10.3	Common Share Purchase Warrant issued by the Company to LDA Capital Limited on April 17, 2023
99.1	Press Release dated April 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2023

SPHERE 3D CORP.

By:	/s/ Patricia Trompeter
Patricia Trompeter
Chief Executive Office